Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Adecco S.A. described in the following table of our report dated May 28, 2004, with respect to the 2003 consolidated financial statements and schedule of Adecco S.A. included in this Annual Report (Form 20-F) for the year ended December 28, 2003.

Form	File No.	Purpose

S-8	333-8330	The 1998 Adecco Group Stock Option Plan Applicable to United States Employees

S-8	333-10112	The 1999 Adecco Group Stock Option Plan Applicable to United States Employees

S-8	333-11932	The 1999 Adecco Group Stock Option Plan Applicable to United States Employees

S-8	333-13458	The Adecco SA Global Stock Option Plan (a/k/a 2001 Adecco Group Stock Option Plan Applicable to United States Employees)

S-8	333-88516	The 2001 Adecco Stock Option Plan A - Applicable to United States Employees and the 2001 Adecco Stock Option Plan B - Applicable to United States Employees

ERNST & YOUNG LTD.

/s/ Mike Sills	/s/ Ancillo Canepa
Mike Sills Chartered Accountant	Ancillo Canepa Swiss Certified Accountant

Zurich, Switzerland

June 23, 2004